Exhibit 99.1

ARMADA HOFFLER PROPERTIES, INC. REPORTS FIRST QUARTER 2013 PRO FORMA RESULTS FOR PREDECESSOR ENTITY

- Generates Pro Forma FFO of $6.5 Million -

- Raises $218.5 Million of Gross Proceeds Through Initial Public Offering -

- Declares Partial Dividend For the Second Quarter 2013 -

VIRGINIA BEACH, VA, June 20, 2013—Armada Hoffler Properties, Inc. (NYSE: AHH) today announced its pro forma results for its predecessor entity for the quarter ended March 31, 2013.

Louis Haddad, Chief Executive Officer, stated, “We are pleased with the solid results produced by our portfolio during the first quarter and will continue to build on our current momentum as a newly public company.” Mr. Haddad continued, “Our strategy is built on many years of success, growing through a disciplined approach to development and acquisitions, and producing a consistent track record of profitability. Amid improving market conditions we believe our stable portfolio and seasoned management team, combined with our strong capital base, position us to identify and execute on attractive long-term growth opportunities to expand our portfolio and produce growth in cash flows and valuation over time.”

Initial Public Offering

On May 13, 2013, the Company completed its initial public offering (“IPO”), in which it sold 16,525,000 shares of common stock for $11.50 per share. On May 21, 2013, the underwriters of the IPO exercised their overallotment option in full to purchase an additional 2,478,750 shares at the IPO price of $11.50 per share, raising aggregate gross proceeds of approximately $218.5 million.

Our first quarter 2013 operating results discussed below are presented on a pro forma basis as if we completed the IPO and the related financing transactions discussed under the heading “Balance Sheet and Financing” on January 1, 2013. The Company predecessor’s historical operating results for the three months ended March 31, 2013 and a discussion of the pro forma adjustments to reflect the IPO and related financing transactions are included in the Company’s Form 10-Q filed today, June 20, 2013.

First quarter 2013 operating results

For the first quarter of 2013, the Company reported pro forma net income of $2.7 million, or $0.08 per share. Pro forma net income was the result of pro forma revenue of $32.7 million, pro forma expenses of $27.1 million, and pro forma interest expense of $2.9 million. Funds from operations, as defined and reconciled to net income below, for the first quarter of 2013 on a pro forma basis was $6.5 million, or $0.20 per share.

At the end of the first quarter, the Company’s office and retail property operating portfolio was approximately 93.9% occupied, with average gross rental rates of $21.33 per square foot. At the end of the first quarter, the Company’s multifamily property operating portfolio was approximately 93.3% occupied.

Balance Sheet and Financing

As noted above, subsequent to the end of the first quarter, the Company completed its IPO, raising gross proceeds of approximately $218.5 million, and net proceeds of $203.2 million after the underwriting discount but before expenses. After the close of the IPO and the exercise of the underwriter’s overallotment, the Company had an aggregate of 32,223,069 shares of common stock and operating partnership units outstanding.

On May 13, 2013, the Company, through its operating partnership, entered into a $100 million senior secured revolving credit facility with an option to increase the borrowing capacity to $250.0 million. The facility has a three-year term with an initial maturity date of May 13, 2016 and with a one-year extension option.

After completion of these transactions, the Company repaid $150.0 million of debt outstanding, including $146.6 million of secured first mortgage debt and $3.3 million of other debt. Of the nine properties unencumbered by these mortgage loan repayments, four properties have been pledged as collateral for the credit facility, and the remaining five are available to increase the borrowing capacity should the Company elect to exercise the accordion feature.

On an adjusted pro forma basis, including the impact of these transactions and repayments, the Company has $245.2 million of debt outstanding. This includes $25.0 million currently drawn on the new secured revolving credit facility.

Dividend

On June 19, 2013, the Company announced that its Board of Directors declared a partial dividend of $0.08 per share on the Company’s common stock for the second quarter of 2013. The partial dividend reflects the 48 days during the quarter after which the Company’s IPO and related formation transactions were completed, and reflects the board’s current intention to provide an annualized distribution of $0.63 per share beginning with the third quarter of 2013. The dividend will be payable in cash on July 11, 2013 to stockholders of record on July 1, 2013.

Supplemental Financial Information

Further details regarding pro forma operating results, the Company predecessor’s historical operating results, properties and leasing statistics can be found in the company’s Form 10-Q filed today, June 20, 2013, and available at www.armadahoffler.com under the Investor Relations section.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. is a full service real estate company with extensive experience developing, building, owning and managing high-quality, institutional-grade office, retail and multifamily properties in attractive markets throughout the Mid-Atlantic United States. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include statements related to the Company’s ability to outperform the ongoing recovery of the office, retail and residential REIT industry and the markets in which the Company’s properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase cash flows and valuation, expansion of the credit facility and the Company’s payment of dividends in the future. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s registration statement in Form S-11 and other documents filed by the Company with the Securities and Exchange Commission.

Non GAAP Financial Measures

The Company makes reference to FFO, as defined by the National Association of Real Estate Investment Trusts, as a supplemental measure of our operating performance. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization. FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) available to common stockholders.

For reference, as an aid in understanding management’s computation of FFO, a reconciliation of FFO to net income (loss) in accordance with GAAP has been included below.

FINANCIAL TABLES:

Armada Hoffler Properties, Inc. and Subsidiaries Pro Forma Consolidated Balance Sheet

March 31, 2013

(Unaudited and in Thousands)

March 31, 2013 Pro Forma
Assets
Real estate investments:
Income producing property	$402,024
Held for development	1,358
Construction in progress	5,063

Accumulated depreciation	(95,299)

Net real estate investments	313,146

Cash and cash equivalents	2,648
Restricted cash	3,316
Accounts receivable, net	17,315
Construction receivables, including retentions	13,746
Construction contract costs and estimated earnings in excess of billings	959
Due from affiliates	5,831
Other assets	24,990

Total Assets	$381,951

Liabilities
Indebtedness:
Secured debt	$245,187
Accounts payable and accrued liabilities	4,505
Construction payables, including retentions	18,033
Billings in excess of construction contract costs and estimated earnings	5,037
Other liabilities	11,553

Total Liabilities	284,315

Equity
Predecessor equity	(52,547)
Non-controlling interest in operating partnership	150,183

Total Equity	97,636

Total Liabilities and Equity	$381,951

Armada Hoffler Properties, Inc. and Subsidiaries Pro Forma Consolidated Income Statement

For the Three Months Ended March 31, 2013

(Unaudited and in Thousands, except per share data)

Three Months Ended March 31, 2013 Pro Forma
Revenues
Rental revenues	$14,762
General contracting and real estate services revenues	17,956

Total revenues	32,718

Expenses
Rental expenses	3,618
Real estate taxes	1,309
General contracting and real estate services expenses	17,458
Depreciation and amortization	3,777
General and administrative	958

Total expenses	27,120

Operating income	5,598

Interest expense	(2,882)
Other income (expense)	69

Income before income taxes	2,785

Provision for income taxes	65

Net income	$2,720

Pro Forma Per Share:
Diluted	$0.08

Pro Forma Weighted Average Common Shares:
Diluted	32,223

Reconciliation of Pro Forma FFO to Pro Forma Net Income

For the Three Months Ended March 31, 2013

(Unaudited and in Thousands, except per share data)

Three Months Ended March 31, 2013 Pro Forma

Net Income	$2,720
Depreciation and amortization	3,777

Funds from operations	6,497

Funds from operations per share	$0.20

Contact:

Investor Relations

Email: InvestorRelations@ArmadaHoffler.com

Phone: (757) 366-6620